Definitive Information Statement
Dated: January 19, 2001

                              EZCONNECT, INC.
                             2900 TOWNSGATE ROAD
                                 SUITE 200
                      WESTLAKE VILLAGE, CALIFORNIA 91361
                               (805) 557-9906

                            INFORMATION STATEMENT

     This information statement ("Information Statement") is furnished to the shareholders of EZConnect, Inc. ("EZConnect"), in connection with certain corporate actions.

     The corporate actions involve a proposal (hereafter the "Proposal") providing for the following matter:

     The adoption of amended Articles of Incorporation of EZConnect which change the name of EZConnect to Encore Wireless, Inc., or some similar derivation thereof as the board of directors may determine.


     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 2, 2001 (THE "RECORD DATE"), WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 6,824,342 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL WAS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Kevin S. Hamilton, President

Westlake Village, California
January 18, 2001

              SELECTED AND SUMMARY INFORMATION ABOUT EZCONNECT
History
-------
EZConnect was organized under the laws of the state of Nevada on September 21, 1999, in connection with an Agreement and Plan of Reorganization (the "Acquisition Agreement") relating to the acquisition of EZ Connect USA, Inc., a Utah corporation ("EZUSA") through a share exchange. The Acquisition Agreement was approved by the board of directors and shareholders of EZUSA and the board of directors of EZConnect, and was approved by EZConnect's shareholders at a special meeting on October 15, 1999. EZConnect was formed to engage in the remote establishment and disconnection of utility services and should be considered a start-up or development stage business.

Following the acquisition of EZUSA, the board of directors actively recruited qualified individuals to serve in senior executive management positions and assist it in the further development of EZConnect's business plan. After evaluating EZConnect's business plan and its viability, management proposed to the board of directors that EZConnect pursue an alternative, but related business strategy. That strategy involved entering into the private label wireless service industry.

On July 8, 2000, EZConnect entered into an Agreement and Plan of Merger ("Merger Agreement") with Encore Wireless, Inc., a California corporation ("Encore"), wherein EZConnect had the right to acquire Encore in a stock and cash transaction, subject to certain closing conditions. Encore, headquartered in Westlake Village, California, is a provider of private label wireless solutions to the marketplace. EZConnect completed the acquisition of Encore on October 17, 2000.

With the acquisition of Encore, EZConnect expects to grow rapidly within throughout the United States as part of the forecasted expansion in wireless services. This growth is possible without the typical infrastructure and subscriber acquisition costs of traditional service providers by providing services to end users as a reseller on the national networks of industry leading facilities-based carriers and by leveraging marketing activities of the well recognized, name brands of EZConnect's marketing partners and their distribution channels. EZConnect now offers its end users wireless communications services (voice and data), voice over internet protocol communications services, and other enhanced services and software solutions, all fully branded with the trade names of EZConnect's marketing partners. EZConnect expects to provide the customers of its marketing partners with a full suite of wireless and Internet access services in a way that promotes the marketing partners' own brand and affinity with their customers while increasing the profitability of their business through on-going residual commission participation for the life of the customer. EZConnect expects to be able to provide its end users with bundled service offerings and convergent billing of its various services. Through the offering and bundling of its services on a private label basis, EZConnect is providing a unique and much needed marketing solution to its distribution partners.

Through Encore, EZConnect has entered into a relationship with one of the strongest carriers in wireless service. EZConnect is able to offer its customers 100% digital wireless voice and data services on the Sprint PCS Nationwide Network. The Sprint PCS Nationwide Network provides digital
service in over 300 metropolitan areas across the United States.   Encore has
entered into a six year reselling agreement with Sprint PCS with favorable forward pricing and activation credits. Under this agreement, EZConnect is able to deliver wireless voice and data services to its end users on a national coverage area basis, all fully branded with its marketing partner's trade name, including, billing, customer care and in certain cases, the handset itself.

Security Ownership of Certain Beneficial Owners:
------------------------------------------------
The following table sets forth as of January 2, 2001, the name, address and the number of shares of EZConnect's voting securities held of record or beneficially by each person who was known by EZConnect to own beneficially, more than 5% of the issued and outstanding 6,824,342 voting securities [consisting of 4,324,342 shares of Common Stock and 2,500,000 shares of Preferred Stock]. In addition, the table sets forth the name and shareholdings of each director and of all officers and directors as a group.

Security Ownership of Certain Beneficial Owners
-----------------------------------------------
Title
 of        Name and Address              Amount and Nature of     Percentage
Class      Beneficial Owner              Beneficial Ownership(1)   of Class(2)
-----      ----------------              --------------------     ----------
Common     Philip R. Lacerte             1,445,467 (3)    D            19.74
           3535 Gillespie #7-D
           Dallas, TX 75219

Common     Kelly Trimble                   353,289        D             5.18
           175 South Main Street, #1230
           Salt Lake City, UT  84111

Common     Robert M. Proznik               300,000        D
           #600, 10240-124 Street          236,472        I
           Edmonton, Alberta               -------
           Canada  T5N 3W6                 536,472 (4)                  7.53

Common     Kevin S. Hamilton               750,000        D
Preferred  2900 Townsgate, Suite 200     1,106,611        I
           Westlake Village, CA 91361    ---------
                                         1,856,611 (5)                 24.51

Common     Tod M. Turley                   750,000        D
Preferred  2900 Townsgate, Suite 200     1,102,459        I
           Westlake Village, CA 91361    ---------
                                         1,852,459 (6)                 24.51

Security Ownership of Management of EZConnect
-----------------------------------------------
Title
 of        Name and Position of          Amount and Nature of     Percentage
Class      Officer and/or Director       Beneficial Ownership(1)  of Class(2)
-----      -----------------------       --------------------     ----------
Common     Philip R. Lacerte, CEO and
           Director                           -----See Table Above-----
Common     Robert M. Proznik, Director        -----See Table Above-----
Common     Kevin S. Hamilton, President       -----See Table Above-----
Preferred  and Director
Common     Tod M. Turley, Senior Vice         -----See Table Above-----
Preferred  President, Secretary and Director
Preferred  M.G. Meador, Jr., CFO            74,751 (7)    D             1.09
                                         ---------
         All Officers and Directors
          as a Group (5 persons)         3,320,218        D
                                         2,445,542        I
                                         ---------                     -----
         Total Beneficial Ownership      5,765,760                     63.19
                                         =========                     =====

                       [Footnotes contained on next page]
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(1) Indirect and Direct ownership are referenced by an "I" or "D", respectively. All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted. Total beneficial ownership assumes the exercise of any right to acquire beneficial ownership (i.e. option exercise or conversion).

(2) The percentage calculation takes into account the concomitant increase in the number of issued and outstanding voting securities represented by the exercise or conversion of the shareholder's right to acquire beneficial ownership.

(3) Represent 945,467 shares of common stock and options to acquire 500,000 shares of common stock.

(4) Represents 236,472 shares of common stock held of record by Inter-Pro Property Corporation (USA), of which Mr. Proznik is the principal owner and options to acquire 300,000 shares of common stock.

(5) Represents (i) 1,106,611 shares of preferred stock, each share convertible to one share of Common Stock, at the option of the record holder, subject to automatic conversion on the occurrence of certain events, prior to and including October 17, 2002. 937,500 shares have been placed in escrow to be released subject to certain earn-out provisions; and (ii) options to acquire 750,000 shares of common stock, subject to certain vesting requirements associated with the shareholder's term of employment and management business objectives (MBOs); provided, that none of the options shall be deemed fully vested until October 1, 2001, regardless of the achievement of quarterly MBOs prior to that date.

(6) Represents (i) 1,102,459 shares of preferred stock, each share convertible to one share of Common Stock, at the option of the record holder, subject to automatic conversion on the occurrence of certain events, prior to and including October 17, 2002. 937,500 shares have been placed in escrow to be released subject to certain earn-out provisions; and (ii) options to acquire 750,000 shares of common stock, subject to certain vesting requirements associated with the shareholder's term of employment and management business objectives (MBOs); provided, that none of the options shall be deemed fully vested until October 1, 2001, regardless of the achievement of quarterly MBOs prior to that date.

(7) Each share of preferred stock is convertible to one share of Common Stock at the option of the record holder, subject to automatic conversion on the occurrence of certain events, prior to and including October 17, 2002.

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The table below sets forth, for the respective periods indicated, the prices for EZConnect's common stock in the over-the-counter market as reported by the NASD's OTC Bulletin Board. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.


Fiscal Year Ended June 30, 2000               High Bid      Low Bid
-------------------------------               --------      -------
First Quarter                                   N/A           N/A
Second Quarter                                 $3.125        $0.47
Third Quarter                                  $7.125        $2.50
Fourth Quarter                                 $5.75         $2.00

Fiscal Year Ended June 30, 2001               High Bid      Low Bid
-------------------------------               --------      -------
First Quarter                                  $2.937        $1.00
Second Quarter                                 $2.75         $0.625


At January 17, 2001, EZConnect's Common Stock was quoted on the OTC Bulletin Board at a bid and asked price of $0.625 and $0.875, respectively.
Since its inception, EZConnect has not paid any dividends on its Common Stock, and EZConnect does not anticipate that it will pay dividends in the foreseeable future. At January 2, 2001, EZConnect had approximately 1,890 shareholders of record based on information provided by EZConnect's transfer agent.

                                  THE PROPOSAL

Following the acquisition of Encore Wireless, Inc., EZConnect has focused almost exclusively on the wireless industry and the business of Encore. With such a focus anticipated to continue, management of EZConnect believes it is important to re-brand EZConnect to focus on its new business and to distinguish itself from prior operations. Accordingly, it was proposed by management that the name of EZConnect be changed to Encore Wireless, Inc. As part of the name change, EZConnect's subsidiary, Encore Wireless, Inc., name will be changed to Encore Telecommunications, Inc.

This change in name has been approved by the board of directors and by a majority of the shareholders, through a majority consent.

Vote Required
-------------
The name change requires the approval of a majority of the 6,824,342 issued and outstanding shares of common stock. Members of management and other principal shareholders holding or controlling the vote of 3,744,298 shares which represents in excess of fifty percent (50%) of the issued and outstanding voting securities entitled to vote on the Proposal voted in favor of the name change. The board of directors unanimously voted in favor of the name change.

Effective Date
--------------
The name change will become effective upon the completion of all matters referred to herein. The name change is scheduled to be completed on or about February 8, 2001.

Exchange of Stock Certificates
------------------------------
In order to effectuate the name change, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the name change), to EZConnect's transfer agent, Colonial Stock Transfer Company, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111, and be issued in exchange therefor, one new certificate in the new name of Encore Wireless, Inc. To eliminate confusion regarding the Common Stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so. Shareholders wishing to exchange their share certificates must bear the cost of such reissuance. All exchange requests must be accompanied by a check payable to Colonial Stock Transfer Company in the amount of $18 per certificate to be issued.

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                            FURTHER INFORMATION

All references to each document referred to in this Information Statement are qualified in their entirety by reference to the complete contents of such document. Copies of these documents may be obtained upon request from management at the address of EZConnect, Inc., 2900 Townsgate Road, Suite 200, Westlake Village, California 91361. Any shareholder and his advisor may, during normal business hours prior to completion of the name change, (1) have access to the document referred to herein, and (2) ask questions of management with respect to the name change and request additional information necessary to verify accuracy of the information provided. Management will seek to provide answers and such information to the extent possessed by management or obtainable by them without unreasonable effort or expense.

                                   EZConnect, Inc.
                                   By Order of the Board of Directors

                                  EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                     OF
                               EZCONNECT, INC.

We, the undersigned, Kevin S. Hamilton, President, and Tod M. Turley, Secretary, of EZConnect, Inc., a Nevada corporation hereinafter referred to as the "Corporation," hereby certify:

FIRST:  The name of the Corporation is EZCONNECT, INC.

SECOND: The following amendment to the Articles of Incorporation was duly adopted pursuant to the written consent of a majority of the shareholders of the Corporation pursuant to NRS 78.320.

THIRD: The name of the Corporation is ENCORE WIRELESS, INC.

FOURTH: The number of shares outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,824,342.

FIFTH: The aforesaid change and amendment has been approved by written consent of shareholders holding a majority of the issued and outstanding shares entitled to vote thereon in accordance with NRS 78.320.

IN WITNESS WHEREOF, the foregoing Certificate of Amendment has been executed this
__ day of January, 2001.

/S/ Kevin S. Hamilton, President

/S/ Tod M. Turley, Secretary